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                        CERTIFICATE OF INCORPORATION
                                     OF
                         MACC PRIVATE EQUITIES INC.



                                  ARTICLE I
                                    NAME

     The name of this Corporation is MACC PRIVATE EQUITIES INC., hereinafter sometimes referred to as the "Corporation."


                                 ARTICLE II
                                   PURPOSE

     The purpose of this Corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of the State of Delaware.


                                 ARTICLE III
                                  DURATION

     The period of the Corporation's duration is perpetual.


                                 ARTICLE IV
                                   POWERS

     The Corporation shall have all powers granted to corporations under the General Corporation Law of Delaware, as amended.


                                  ARTICLE V
                              AUTHORIZED SHARES

     The total number of shares of stock of all classes which the Corporation shall have authority to issue is two million (2,000,000) shares of a single class of voting common stock and the par value of each such share is One Cent ($0.01) amounting in the aggregate to Twenty Thousand Dollars ($20,000.00).


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                                 ARTICLE VI
                            RIGHTS AND PRIVILEGES

     The shares designated as Common Stock shall have identical rights and privileges in every respect. No shareholder or other person shall have any pre-emptive right whatsoever.


                                 ARTICLE VII
                         REGISTERED OFFICE AND AGENT

     The address of its registered office in the State of Delaware is 1209 Orange Street, Wilmington, Delaware 19801, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.


                                ARTICLE VIII
                                   BY-LAWS

     The Board of Directors is authorized to make, alter or repeal the By-laws of the Corporation.


                                 ARTICLE IX
                             BOARD OF DIRECTORS

        A. Number and Term. The number and term of office of the directors of the Corporation shall be as prescribed in the Corporation's By-laws.

        B. Vacancy. Any vacancy on the Board of Directors arising from the death, resignation, retirement, disqualification or removal from office of one or more directors shall be filled as prescribed in the By-laws.

        C. Nomination. The method of nomination and conduct of the election of directors at the annual meeting of shareholders shall be prescribed in the By-laws. Election of directors need not be by written ballot.


                                  ARTICLE X
                  NO SHAREHOLDER ACTION BY WRITTEN CONSENT

     Any action required or permitted to be taken at any annual or special meeting of shareholders of the Corporation must be effected at a duly called annual or special meeting of the shareholders and may not be effected by written consent of the shareholders.


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                                 ARTICLE XI
                           LIMITATION OF LIABILITY

     A director of the Corporation shall not be personally liable to the Corporation or its shareholders for monetary damages for a breach of fiduciary duty as a director, except for liability (a) for any breach of the director's duty of loyalty to the Corporation or its shareholders, (b) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (c) under Section 174 of the Delaware General Corporation Law or (d) for any transaction from which the director derived any improper personal benefit.

     If the Delaware General Corporation Law hereafter is amended to further eliminate or limit the liability of a director, then a director of the Corporation, in addition to the circumstances in which a director is not personally liable as set forth in the preceding sentence, shall not be liable to the fullest extent permitted by the amended Delaware General Corporation Law.

     Any repeal or modification of the foregoing paragraphs by the shareholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification.


                                 ARTICLE XII
                                INCORPORATOR

     The name and mailing address of the sole incorporator is as follows:

                              David E. Gardels
                       1800 One First National Center
                           Omaha, Nebraska  68102


     THE UNDERSIGNED, being the sole incorporator hereinbefore named, for the purpose of forming a corporation pursuant to the General Corporation Law of the State of Delaware, does make this Certificate, hereby acknowledging, declaring and certifying that the foregoing instrument is the act and deed of said Sole Incorporator and the facts herein stated are true, and accordingly have hereunto caused to be set his authorized signature this second day of March, 1994.


                          /s/David E. Gardels
                          -------------------------
                          David E. Gardels
                          Sole Incorporator

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